Exhibit 16.1

July 7, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 - 7561

Dear Sirs/Madams:

We have read Item 4.01 of Raphael Pharmaceutical Inc.’s Form 8-K dated July 7, 2022, and are in agreement with the statements contained in Item 4.01.(a).

We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co. Certified Public Accountants A Firm in the Deloitte Global Network

Tel Aviv, Israel
July 7, 2022